SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A LETTER FROM OUR CEO

Dear Fellow Stockholders,

I would like to thank you for your investment in PCTEL and I hope this letter finds you safe and healthy. We appreciate your confidence in our business, and we look forward to delivering on our objectives and driving growth as the global economy improves through 2021.

The coronavirus pandemic created wide-ranging social and economic impacts in 2020. Reduced real time interaction, work from home initiatives, and limited access to industrial infrastructure reinforced the importance of reliable wireless connectivity and automation. Our wireless technologies and products are needed more than ever as our customers transition to remote monitoring, analytics and control solutions facilitated by wireless and industrial IoT applications.

Our first priority early in 2020 was to keep our employees safe during the pandemic. We quickly implemented work from home programs, added safety equipment, and updated our policies to support our onsite employees. Our second priority was to keep in close contact with our customers and suppliers to limit potential disruptions. The organization responded quickly and we were able to keep our factories operational, manage supply chains and meet customers’ needs.

By protecting our workforce and working closely with customers, we were able to continue development of important products, including our industry-leading 5G scanning receivers and industrial IoT (IIoT) products. The demand for our 5G test and measurement tools for both legacy frequency ranges and mmWave bands remained strong across North America and Northeast Asia, including China, Korea, Japan and Taiwan. We won significant bids for antennas with integrated electronics and we introduced our IIoT devices, including access points, interface cards and wireless sensors, to existing and new customers for integration into their solutions.

Despite our progress during the pandemic, it extended the development cycle for our antenna products and created challenges in supply chains and shipping which impacted our financial results. Although our 2020 financial performance did not meet our expectations, the underlying need for reliable wireless connectivity across our target markets remains strong. We continue to execute our strategies to develop IIoT connectivity solutions, develop antenna systems with more active electronics and deploy leading 5G test and measurement systems globally. As general economic conditions improve in 2021, we believe that we are well-positioned to address the complex RF challenges of wireless connectivity to grow the business and create value for all shareholders.

Your vote is important. Whether or not you plan on attending the annual meeting virtually, we encourage you to vote your shares to make certain that you are represented at the meeting.

Sincerely,

David A. Neumann
Chief Executive Officer

Bloomingdale, IL

April 12, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 26, 2021

11:00 a.m. Central Time

To Our Stockholders:

The 2021 annual meeting of stockholders of PCTEL, Inc., a Delaware corporation, will be held on Wednesday, May 26, 2021 at 11:00 a.m. Central Time virtually via live audiocast, for the following purposes:

1.   The election of the two Class I director nominees named in the proxy statement to serve as directors for three-year terms that will expire at the 2024 annual meeting of stockholders;

2.    A non-binding, advisory vote to approve the Company’s named executive officer compensation;

3.   The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.   The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on March 29, 2021 are entitled to notice of, and to vote at, the meeting.

Your participation in the annual meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the annual meeting virtually, instructions for doing so via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PCTI2021. Stockholders may vote and submit questions while attending the annual meeting virtually via the Internet.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to May 26, 2021. Please e-mail company.secretary@pctel.com if you wish to examine the stockholder list prior to the virtual annual meeting. The stockholder list will be available in electronic form during the annual meeting online at www.virtualshareholdermeeting.com/PCTI2021.

Sincerely,

Shelley J. Bacastow
Senior Vice President, Chief Legal Officer and Company Secretary

Bloomingdale, IL

April 12, 2021

YOUR VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE

BY FOLLOWING THE INSTRUCTIONS LOCATED ON THE NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 26, 2021: The Proxy Statement and Annual Report for the fiscal year ended December 31, 2020 are available electronically free of charge at http://www.proxyvote.com.

PCTEL, INC.

PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of PCTEL, Inc. is soliciting proxies for the 2021 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

Our Board of Directors has set March 29, 2021 as the record date for the annual meeting (the “Record Date”). Stockholders of record at the close of business on the Record Date are entitled to attend and vote at the annual meeting, with each share entitled to one vote. There were 18,518,515 shares of our common stock outstanding on the Record Date. The closing price of our common stock on the Nasdaq Global Select Market on the Record Date was $7.25 per share.

This proxy statement is being made available on or about April 12, 2021 to stockholders entitled to vote at the annual meeting.

In this proxy statement:

•	“We,” “Company,” “our,” and “PCTEL” each means PCTEL, Inc.

•	If you hold shares in “street name,” it means that your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization and record ownership is not in your name.

•	“SEC” means the Securities and Exchange Commission.

•

“Beneficial ownership” of stock generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or “pecuniary” interest, in the shares through an agreement or relationship.

QUESTIONS AND ANSWERS

Q:	When and where is the annual meeting?

A:	Our annual meeting is being held virtually on Wednesday, May 26, 2021 at 11:00 a.m. Central Time.

Q:	How do I attend the annual meeting?

A:

You may virtually attend and participate in the annual meeting, including submitting questions and voting shares, if you were a PCTEL stockholder as of the close of business on the Record Date or you hold a valid proxy from such a stockholder for the annual meeting. You may also attend the annual meeting as a guest; however, guests at the annual meeting will be in “listen only” mode and will not be able to submit questions or vote shares. Instructions for attending the meeting via the Internet, including how to demonstrate proof of stock ownership, vote, and ask questions, are posted at www.virtualshareholdermeeting.com/PCTI2021. You will need the 16-digit control number indicated on the Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) in order to participate in the annual meeting and submit questions or vote shares. You will not be able to attend the annual meeting in person.

Q:	How will the annual meeting be conducted?

A:

The annual meeting will be conducted entirely virtually through the Internet with audio participation only. Our directors, relevant executive officers and representatives of our auditors will attend the meeting and be available for questions. If you were a PCTEL stockholder as of the close of business on the Record Date or you hold a valid proxy from such a stockholder, you will be able to attend the meeting online, vote your shares electronically, and submit questions electronically during the meeting. In addition, you may submit questions electronically in advance of the annual meeting until 11:59 p.m. Eastern Time on May 25, 2021 through http://www.proxyvote.com after logging in with your 16-digit control number indicated on the Notice of Availability.

Q:	Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

A:

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our annual meeting. On or about April 12, 2021, we mailed the Notice of Availability to our stockholders of record at the close of business on the Record Date. The Notice of Availability contains instructions on how to access our proxy materials and how to vote online, virtually at the annual meeting, or by mail. The Notice of Availability also contains a control number that you will need to submit questions and vote your shares.

Q:	How do I request paper copies of the proxy materials?

A:

You may request, free of charge, paper copies of the proxy materials for the annual meeting by following the instructions listed on the Notice of Availability. In addition, we will provide you, free of charge, a copy of our Annual Report on Form 10-K, upon written request sent to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Shelley J. Bacastow, Company Secretary, or to company.secretary@pctel.com. Our Annual Report on Form 10-K is also available on our website at https://investor.pctel.com/annual-meeting.

Q:	What information is included in this proxy statement?

A:

This proxy statement describes issues on which we would like you, as a stockholder, to vote. It gives you information on these issues so that you can make an informed decision. This proxy statement also outlines the methods by which you can vote your shares.

Q:	How do proxies work?

A:

The Board of Directors is requesting your proxy. Giving your proxy means that you authorize each of the persons named as proxies therein (David A. Neumann and Kevin J. McGowan) to vote your shares at the annual meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and submit a proxy but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board’s recommendations. The Board’s recommendations are set forth in the Summary of Proposals on page 7 and are explained in greater detail on pages 8 through 16. Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the annual meeting in such manner as they determine. We are not aware of any other matters to be presented at the annual meeting as of the date of this proxy statement.

Q:	What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record?

A:

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. A beneficial owner may also attend the annual meeting and vote by following the instructions for attending the annual meeting via the Internet, including how to demonstrate proof of stock ownership, posted at www.virtualshareholdermeeting.com/PCTI2021. See also the answers to “How do I attend the annual meeting?” above and “How do I vote?” below.

If your shares are registered directly in your name, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to persons designated by the Company (as specified in the answer to the immediately preceding question) or to a third party. You may also attend the annual meeting and vote by following the instructions for attending the meeting via the Internet, including how to demonstrate proof of stock ownership, posted at the Internet site listed in the preceding paragraph. See also the answers to “How do I attend the annual meeting?” above and “How do I vote?” below.

Q:	What am I voting on?

A:	You are being asked to vote on the following proposals:

•	The election of the two Class I director nominees named in this proxy statement to serve as directors for three-year terms that will expire at the 2024 annual meeting of stockholders (Proposal #1);

•	A non-binding, advisory vote to approve the Company’s named executive officer compensation (Proposal #2); and

•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal #3).

Q:	How do I vote?

A:

If you are a stockholder of record, you may vote by proxy or at the annual meeting. If you receive a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: (1) voting online at the Internet site address listed on your proxy card; (2) calling the toll-free number listed on your proxy card; or (3) mailing your signed and dated proxy card in the self-addressed envelope provided. If you receive only the Notice of Availability by mail, you may vote your shares by proxy by doing any one of the following: (1) voting online at the Internet site address listed on your Notice of Availability; or (2) calling the toll-free number listed on your Notice of Availability. You will need the control number indicated on the Notice of Availability that you receive in order to vote your shares. You may also request a paper copy of our proxy materials by following the procedures outlined above or in the Notice of Availability. Even if you plan to attend the annual meeting, we recommend that you vote by proxy prior to the annual meeting. You can always change your vote as described below.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares.

A beneficial owner may also attend the annual meeting and vote. Instructions for attending the annual meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PCTI2021.

Q:	What does it mean if I receive more than one Notice of Availability or set of proxy materials?

A:

You may receive more than one Notice of Availability or more than one paper copy of the proxy materials, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Availability or a separate set of proxy materials for each brokerage account in which you hold your shares. To vote all of your shares by proxy, you must vote at the Internet site address listed on the Notices of Availability or your proxy cards, call the toll-free number listed on the Notices of Availability or your proxy cards, or sign, date and return each proxy card that you receive. You will need the control number indicated on each Notice of Availability that you receive in order to vote the shares in the respective accounts.

Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy (that is, cancel it) and change your vote prior to the annual meeting by:

•	Signing and returning another proxy card with a later date if you are a stockholder of record;

•	Voting at the meeting; or

•	Voting again via the Internet or by telephone. Telephone and Internet voting facilities will close at 11:59 p.m. Eastern time on May 25, 2021.

Q:	What is a “broker non-vote”?

A:

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters (such as the ratification of the appointment of our independent registered public accounting firm (Proposal #3)); however, brokers may not vote on non-routine matters (such as the election of directors (Proposal #1) and the non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #2)) without specific instructions from their clients. Thus, because the proposals to be acted upon at the meeting consist of both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matter but expressly states that the broker is NOT voting on the non-routine matters, which is referred to as a “broker non-vote.” A broker non-vote may also occur with respect to a routine matter if the broker expressly instructs on the proxy card that it is not voting on the matter.

Q:	How are broker non-votes counted?

A:

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast on a proposal, whether such proposal is a routine or non-routine matter.

Q:	Will my shares be voted if I do not submit a proxy?

A:

Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. Therefore, it is critical that you cast your vote for both routine and non-routine matters if you want your vote to count.

Beneficial owners — If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal #1), and the non-binding, advisory vote to approve the Company’s named executive officer compensation (Proposal #2), both of which are considered “non-routine” matters. If you do not provide specific voting instructions, the broker, trustee or nominee that holds your shares cannot vote on these non-routine matters. The broker, trustee or nominee that holds your shares will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal #3), which is considered a routine matter.

Q:	How many votes can be cast at the meeting?

A:

As of the Record Date, 18,518,515 shares of PCTEL common stock were outstanding. Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 18,518,515 votes that may be cast on each matter at the meeting.

Q:	What is a “quorum”?

A:

A “quorum” is the number of shares that must be present or represented by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares of common stock outstanding on the Record Date. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting, whether representing a vote FOR, AGAINST or ABSTAIN or a broker non-vote, will be counted toward the quorum.

Q:	What is the required vote for each of the proposals to pass?

A:	The required vote and effect of broker non-votes and abstentions are as follows:

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Broker Non-Votes	Effect of Abstentions

#1 Election of Directors	FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT	A plurality of the common stock present or represented by proxy and entitled to vote	No effect	N/A

#2 Non-binding advisory vote to approve the named executive officer compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present or represented by proxy and entitled to vote	No effect	Treated as votes against

#3 Ratification of the appointment of the Company’s independent registered public accounting firm	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present or represented by proxy and entitled to vote	No effect	Treated as votes against

Q:	Who is soliciting my vote?

A:

The Board of Directors is making this proxy solicitation and PCTEL will bear the entire cost of it, including the preparation, assembly, printing, posting and mailing of proxy materials. PCTEL may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. PCTEL expects Broadridge Financial Solutions, Inc. to tabulate the proxies. In addition to this solicitation, proxies may be solicited by the Company’s directors, officers and other employees by telephone, the Internet, fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR

2022 ANNUAL MEETING OF STOCKHOLDERS

Stockholders are entitled to present proposals for action and director nominations at the 2022 annual meeting of stockholders only if they comply with applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Company Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Shelley J. Bacastow, Company Secretary, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2022 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than December 13, 2021 and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2022 annual meeting of stockholders outside the procedures of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws. We are not required to include such a proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the first anniversary of the date of our proxy statement for the previous year’s annual meeting of stockholders. For purposes of the 2022 annual meeting of stockholders, this means that such proposals or nominations must also be received by December 13, 2021. A copy of the relevant bylaw provision is available upon written request to our Company Secretary at the address provided above.

DISCRETIONARY VOTING AUTHORITY

The accompanying proxy card grants the proxy holders discretionary authority to vote upon any other matter properly presented at the meeting, or any postponement or adjournment thereof, and they may name others to take their place. In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.

SUMMARY OF PROPOSALS

The Board of Directors has included three proposals on the agenda for our 2021 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by the stockholders.

Proposal #1: Election of Directors

The first proposal on the agenda for the annual meeting is the election of two Class I directors to serve until the 2024 annual meeting of stockholders. The Board of Directors has nominated Cindy K. Andreotti and Cynthia A. Keith to serve as the Class I directors. The Company has three classes of directors with staggered three-year terms. Additional information about the election of directors and a biography of each nominee begins on page 8. Additional information about the Company’s corporate governance practices begins on page 18.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the Class I director nominees.

Proposal #2: Non-binding Advisory Vote to Approve the Company’s Named Executive Officer Compensation (“Say-on-Pay”)

The second proposal on the agenda for the annual meeting is a non-binding advisory vote on the Company’s compensation for its named executive officers, as described in this proxy statement. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly-experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. The Company believes that its compensation for named executive officers, which includes short-term and long-term elements, fulfills this goal and is closely aligned with the long-term interests of its stockholders. More information about this proposal begins on page 14.

The Board of Directors recommends that stockholders vote “FOR” approval of the Company’s named executive officer compensation.

Proposal #3: Ratification of the Appointment of our Independent Registered Public Accounting Firm

The third proposal on the agenda for the annual meeting is the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. More information about this proposal begins on page 15.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Other Matters

Other than the proposals listed above, the Board of Directors does not currently intend to present any matters to be voted on at the meeting. The Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or submitted proxy voting instructions on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL #1

ELECTION OF DIRECTORS

Board of Directors

PCTEL has three classes of directors elected to serve staggered three-year terms. There are currently two Class I directors whose terms are expiring at this 2021 annual meeting, two Class II directors whose terms will expire at the 2022 annual meeting, and three Class III directors whose terms will expire at the 2023 annual meeting.

Nominees

The Board of Directors has nominated current Class I directors Cindy K. Andreotti and Cynthia A. Keith for election at this 2021 annual meeting. Ms. Andreotti joined the Board of Directors in 2013 and currently serves as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. Ms. Keith joined the Board of Directors in 2018 and currently serves as a member of the Audit and Nominating and Governance Committees. Information about the nominees is set forth below in “Board Composition, Experience and Diversity.” If elected, each of the nominees will continue as a director until the expiration of her three-year term at the annual meeting of stockholders in 2024 and until a successor is duly elected and qualified, or until her earlier resignation, removal or death.

The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class I director nominees. In the event that either of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director.

Board Composition, Experience and Diversity

The Nominating and Governance Committee has sought diversity in Board members’ skill sets, business experience, financial and accounting experience, educational achievements, potential contributions, gender, race and ethnicity with a goal of bringing diverse business experience, knowledge and perspectives to the Board of Directors. The Company believes diversity on the Board of Directors better reflects the diversity of the Company’s employees, customers and other stakeholders, and promotes improved employee recruiting and retention. The Board is currently comprised of three women and four men. The Board members also have diverse business experience and areas in which they contribute expertise as indicated in the chart below.

Board of Directors

Composition, Experience and Diversity

	Class I		Class II		Class III
	Cindy K. Andreotti	Cynthia A. Keith	Gina Haspilaire	M. Jay Sinder	Steven D. Levy	Giacomo Marini	David A. Neumann
Skills & Experience
Audit/Finance Expertise		●		●
Corporate Governance/Public Company Management	●	●		●	●	●	●
Human Resource Management	●	●	●			●
Mergers & Acquisitions	●	●		●	●	●	●
Operations/Supply Chain Management			●	●		●
P&L Responsibility	●	●	●	●	●	●	●
Risk Management	●	●					●
Sales/Marketing/Product Management	●		●		●	●	●
Strategic Planning	●	●	●		●	●	●
Telecommunications Industry Experience	●	●	●	●	●	●	●

Demographic Information
Age	65	64	58	54	64	69	55
Gender
Female	●	●	●
Male				●	●	●	●
Race/Ethnicity
American Indian/Alaskan Native
Asian
Black/African American			●
Hispanic/Latino
Native Hawaiian/other Pacific Islander
White	●	●		●	●	●	●
Joined Board	2013	2018	2015	2014	2006	1996	2017

The following sets forth biographical information as to the business experience and directorships of each of the nominees for Class I of our Board of Directors and each of our directors for the past five years.

Nominees for Class I Directors
Name and Position	Background Information
Cindy K. Andreotti Independent Director

•  President and Chief Executive Officer of The Andreotti Group, a strategic business advisory firm, since 2005

•  Enjoyed a 26-year career in the telecommunications industry (12 years with AT&T Inc. and 14 years with MCI Telecommunications Inc.)

•  Served on the Board of Directors of APAC Customer Services, Inc., a public company providing customer interactive solutions, from 2005 to 2011

•  Serves on the board of several private companies and charitable organizations

•  Bachelor of Arts degree in Business Administration and Women in Management from the College of St. Catherine

Discussion of individual experience, qualifications, attributes, and skills	Ms. Andreotti’s industry experience in telecommunications sales, marketing, operations and management qualify her to serve on the Company’s Board of Directors, as Chair of the Nominating and Governance Committee and as a member of the Compensation Committee.
Cynthia A. Keith Independent Director

•  25-year career with PricewaterhouseCoopers, LLP (“PwC”), the world’s largest multinational professional services firm, and became a partner in 2000

•  Specialized in audits of and consulting with technology and communications clients, including global public companies focused on mergers and acquisitions as well as companies in various stages of growth

•  Has served on the Board of Directors of City Bank of Texas since 2016 and the Board of Directors of South Plains Financial (SPFI), the public holding company of City Bank of Texas, since January 2019

•  Serves on boards of several charitable organizations supporting entrepreneurial and educational causes

•  Bachelor of Science in Business Administration with a concentration in Accounting from University of Texas at Dallas

•  Certified Public Accountant in the State of Texas

Discussion of individual experience, qualifications, attributes, and skills	The depth and breadth of Ms. Keith’s 25 years of experience as a CPA serving technology and communications companies, as well as her leadership positions with PwC, qualify her to serve on the Company’s Board of Directors and as a member of the Audit and Nominating and Governance Committees.

Class II Directors
Name and Position	Background Information
Gina Haspilaire Independent Director

•  Joined Netflix, Inc., a media-services provider and production company, in October 2019 as Vice President of Open Connect Partnerships and Planning and leads the worldwide operator partnerships and infrastructure strategy and planning

•  Served as Chief Human Resources Officer of Reliance Communications (Enterprise) and Global Cloud Xchange, a global data communications service provider and led the company’s global human resources, facilities management, and sales operations from January 2015 to September 2019

•  Previously held executive positions at Henkel Adhesive Technologies, a leading solution provider for adhesives, sealants and functional coatings, Pacnet Limited, a global telecommunications service provider, and Heidrick & Struggles, an executive search firm

•  Served on advisory boards of several companies and organizations

•  Bachelor of Science degree in Mathematics/Computer Science from St. John’s University in New York and MBA from Columbia University

Discussion of individual experience, qualifications, attributes, and skills	Ms. Haspilaire’s telecommunications services experience in general management, global strategy, business development, sales and marketing, human resources and customer service, together with her manufacturing sector experience, qualify her to serve on the Company’s Board of Directors, as Chair of the Compensation Committee and as a member of the Nominating and Governance Committee.
M. Jay Sinder Independent Director

•  Chief Financial Officer of DialogTech, Inc, a marketing analytics company that enables companies to optimize their inbound phone calls, since July 2020

•  General Manager of Verint ForeSee (Nasdaq: VRNT), a voice of customer SaaS company, from December 2018 to January 2020, as Chief Executive Officer of ForeSee Results, Inc. from November 2018 to December 2018 when the company was purchased by Verint Systems Inc., and as its Chief Financial Officer from August 2017 through November 2018

•  Chief Financial Officer of ByteGrid Holdings LLC, a data center and managed services company, from July 2015 through July 2017

•  Previously served as a consultant to various start-up and venture capital-backed software companies and in executive and financial positions for various companies, including as Chief Executive Officer, Chief Financial Officer, Treasurer, and Vice President of Corporate Development

•  Serves on the Board of Directors of Contec Ltd. and has previously served on the boards of several other private companies

•  Bachelor of Science degree from the University of Michigan and a Master’s degree in Business Administration from the University of Chicago Booth School of Business

Discussion of individual experience, qualifications, attributes, and skills	Mr. Sinder’s financial knowledge and expertise, and his experience serving in a variety of senior executive and financial positions at various companies, qualify Mr. Sinder to serve on the Company’s Board of Directors and as Chair of the Audit Committee.
Class III Directors
Name and Position	Background Information
Steven D. Levy Independent Director

•  Chairman of the Board of the Company since 2017

•  Managing Director and Global Head of Communications Technology Research at Lehman Brothers from 1998 to 2005

•  Previously served in management positions related to telecommunications research and analysis for Salomon Brothers, Oppenheimer & Co. and Hambrecht & Quist

•  Has served on the Board of Directors of Allot Communications, an Israeli public company providing network intelligence and security solutions, since 2007, and of Edison Properties, a privately held real estate company since 2015

•  Previously served on the boards of several other private companies, including technology companies

•  Master’s degree in Business Administration and a Bachelor of Science degree in Materials Engineering from Rensselaer Polytechnic Institute

Discussion of individual experience, qualifications, attributes, and skills	Mr. Levy’s investment banking experience related to the telecommunications industry, extensive experience analyzing business strategies and financial results, and knowledge of financial markets and competitive data analysis qualify him to serve on the Company’s Board of Directors, as the Chairman of the Board of Directors and as a member of the Audit Committee.
Giacomo Marini Independent Director

•  Chairman and Managing Director of Noventi LLC, a Silicon Valley-based technology investment firm, since he founded the firm in 2002

•  Chairman and Chief Executive Officer of Neato Robotics, a home robotics company, from February 2013 to December 2017

•  Previously served as Chief Executive Officer of FutureTel and of No Hands Software

•  Co-founder, former board member and former Chief Operating Officer of Logitech, a personal computer peripherals company

•  Has served on the Board of Directors of NextLabs, Inc. since July 2018

•  Served as Chairman of Velomat S.r.l. from 2012 to 2020 and previously served on the board of directors of several other technology companies

•  Served on the Board of Trustees of the University of California at Davis Foundation from 2014 to 2020

•  Computer Science “Laurea” degree from the University of Pisa, Italy

Discussion of individual experience, qualifications, attributes, and skills	Mr. Marini’s experience with a wide variety of business situations as a Chief Executive Officer and in other senior management roles, as well as an active board member and investor, qualify him to serve on the Company’s Board of Directors and as a member of the Compensation Committee.

David Neumann Chief Executive Officer Director

•  Chief Executive Officer and Board member of the Company since January 2017

•  Senior Vice President and General Manager of the RF Solutions segment of the Company from 2015 to 2016, and other management positions related to the Company’s test and measurement product line from 2009

•  Previously held leadership roles in engineering services, product management and/or sales at E-magine Communications, LLC, X-TEL Communications, Inc., Acterna, Intelinet, Inc. and SAFCO Technologies, Inc.

•  Bachelor of Science degree in Electrical Engineering from The Pennsylvania State University and a Master’s degree in Business Administration from the University of Chicago Booth School of Business

Discussion of individual experience, qualifications, attributes, and skills	Mr. Neumann’s roles with the Company, including as Chief Executive Officer, his extensive experience in leadership, sales and marketing roles with other companies, as well as his education in electrical engineering and business administration qualify him to serve on the Company’s Board of Directors and as the Company’s Chief Executive Officer.

Vote Required and Recommendation

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the Class I director nominees listed above.

PROPOSAL #2

NON-BINDING ADVISORY VOTE TO APPROVE

THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is requesting that the stockholders approve the Company’s named executive officer compensation by a non-binding, advisory vote, as required by the Dodd-Frank Act. This non-binding, advisory vote is commonly referred to as “say-on-pay.” Although the vote is not binding on the Company or the Board of Directors, the vote provides stockholders with an additional means to express their views about compensation for the named executive officers. The outcome of the annual vote has been and will continue to be taken into account by the Board of Directors and the Compensation Committee in making future determinations about named executive officer compensation. The Board is requesting that the stockholders approve the following resolution on an advisory basis:

RESOLVED, that the shareholders of PCTEL, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in PCTEL’s Proxy Statement for the 2021 annual meeting of stockholders, including the compensation tables and narrative discussion.

The compensation of the Company’s named executive officers is described under “Executive Compensation and Other Matters,” commencing on page 27. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly-experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. A significant portion of each named executive officer’s overall compensation is performance-based and tied to achievement of defined goals. The goals for the long-term and short-term incentive plans were defined in February 2020. Although the COVID-19 pandemic and related global economic recession impacted the Company’s business, the Compensation Committee did not modify the defined 2020 goals. Short-term incentives are paid 50% in the Company’s common stock and 50% in cash; however, no payment was made pursuant to the 2020 Short-Term Incentive Plan. Long-term incentives are awarded in the Company’s common stock.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this non-binding advisory proposal.

The Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s named executive officer compensation, as disclosed in this proxy statement.

PROPOSAL #3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm (“Grant Thornton”), to audit and express an opinion on the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2021. This appointment is being presented to the stockholders for ratification at the 2021 annual meeting of stockholders.

Before selecting Grant Thornton as the independent registered public accounting firm for the Company’s 2021 fiscal year, the Audit Committee carefully considered the firm’s qualifications as independent auditors and its past performance for the Company. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, its reputation for integrity and competence in the fields of accounting and auditing, its experience with similarly-sized companies and similar industries, and its cost effectiveness. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that Grant Thornton’s independence will not be impaired. Grant Thornton has been conducting independent audits of the Company’s financial statements since May 2006. The Audit Committee believes that the tenure of Grant Thornton as the Company’s auditor results in higher audit quality due to greater institutional knowledge and familiarity with the industries in which the Company competes and saves management’s time and resources. Grant Thornton conducts periodic internal reviews of its audit work, assesses the adequacy of its partners and other personnel working on the Company’s audit and rotates the lead audit partner consistent with independence requirements. Representatives of Grant Thornton will attend the 2021 annual meeting of stockholders to answer appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

Notwithstanding the selection by the Audit Committee of Grant Thornton or stockholder ratification of that selection, the Audit Committee may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and the stockholders. While stockholder ratification of Grant Thornton’s appointment is not required by law or otherwise, if the selection of Grant Thornton is not ratified at the annual meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Summary of Fees

The following table summarizes the aggregate fees billed to the Company by Grant Thornton for the Company’s 2020 and 2019 fiscal years:

Type of Fees	Fiscal Year 2020 $	Fiscal Year 2019 $
Audit fees (1)	644,924	682,580
Audit related fees (2)	14,070	13,650
All other fees (3)	—	—

	658,994	696,230

(1)

Audit Fees — These are fees for professional services for fiscal years 2020 and 2019. The professional services provided included auditing the Company’s annual financial statements and internal controls, reviewing the Company’s quarterly financial statements, expressing an opinion on the Company’s financial statements, and providing other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees — These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees” above. For fiscal years 2020 and 2019, these fees included auditing the Company’s 401(k) plan.

(3)	All Other Fees — These are fees for permissible services that do not fall within the above categories.

Pre-Approval of Independent Auditor Services and Fees

It is the practice of the Audit Committee to consider and approve in advance all auditing and non-auditing services provided to the Company by the independent registered public accounting firm in accordance with the applicable requirements of the SEC. The Audit Committee reviewed and approved all audit, audit-related and other fees for services provided to the Company by Grant Thornton during fiscal 2020 and has determined that the firm’s provision of such services to the Company is compatible with, and did not impair, Grant Thornton’s independence.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this non-binding advisory proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, and shall not be incorporated by reference into any such filings.

During the Company’s 2020 fiscal year, the Audit Committee of our Board of Directors consisted of Mr. Sinder (Chair), Ms. Keith and Mr. Levy, each of whom meets the Nasdaq independence and experience requirements. The Audit Committee operates under a written charter. A new Audit Committee charter was adopted by the Board of Directors at the recommendation of the Audit Committee in February 2021. A current version of the Audit Committee charter is available on our website at http://investor.pctel.com/documents.cfm.

The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and disclosures contained in our periodic reports, as well as the integrity of our financial reporting systems. As part of this review, the Audit Committee discusses with management and Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm, their evaluation of the effectiveness of our internal control over financial reporting (including improvements to our internal control that may be warranted) and the overall quality of the Company’s financial reporting. The Audit Committee provides our Board of Directors with the results of the Committee’s examinations and recommendations and reports to the Board of Directors as the Committee may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors’ attention.

The Audit Committee relies on management’s representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles, on the representations of Grant Thornton included in its report on our financial statements, and on the effectiveness of our internal control over financial reporting, and does not itself conduct auditing reviews or audit procedures. The Audit Committee has adopted a written policy that is intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

The Audit Committee reviews reports from, and provides guidance to, Grant Thornton with respect to their annual audit and approves all audit and non-audit services provided by Grant Thornton in accordance with applicable regulatory requirements. The Audit Committee considers whether the provision of particular non-audit services is compatible with maintaining Grant Thornton’s independence as our independent public accounting firm.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2020 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K.

Respectfully submitted by:

THE AUDIT COMMITTEE

M. JAY SINDER (CHAIR)

CYNTHIA A. KEITH

STEVEN D. LEVY

CORPORATE GOVERNANCE

PCTEL is committed to corporate governance practices that serve the long-term interests of our stockholders, that facilitate effective Board oversight of our business, that are transparent, and that reinforce our accountability to stockholders. PCTEL is also committed to engaging in ongoing, open dialogue with stockholders.

Independence

The Board of Directors has determined that each of the non-employee directors is an “independent director” based on the Nasdaq listing standards and that the members of the Audit and Compensation Committees fulfill additional SEC and Nasdaq independence standards applicable to members of those committees. Only independent directors may serve on the Audit, Compensation and Nominating and Governance Committees. In determining the independence of the directors, the Board of Directors affirmatively determines whether a non-employee director has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director.

Certain Relationships and Related Person Transactions

For each of the last two completed fiscal years of the Company, no director, director nominee, executive officer, beneficial owner of more than 5% of PCTEL common stock, or any person who is the immediate family member or shares the household (other than a tenant or employee) of any of the foregoing persons, had any material interest, direct or indirect, in any transaction or proposed transaction of the Company which involved an amount exceeding the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are separated in order to allow the Chief Executive Officer to focus on setting the strategy for the Company, providing day-to-day leadership to the Company’s employees, driving the Company’s performance and engaging with stockholders. The Chairman of the Board provides guidance and independent oversight, approves Board meeting agendas, serves as a liaison between directors and management, coordinates communication among the committees and the directors, presides over the meetings of the Board of Directors and participates in certain negotiations involving potential combination transactions. Mr. Levy was elected effective January 2, 2017 to serve as independent Chairman of the Board until such time as a successor is elected. The Board of Directors evaluates the chairmanship of the Board of Directors each year and confirmed Mr. Levy as Chairman of the Board in February 2021.

Board and Committee Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The members of each of the committees are listed in the table below. Each member of these committees meets the applicable SEC and Nasdaq independence requirements. The Board of Directors has determined that Ms. Keith and Mr. Sinder each qualify as an “audit committee financial expert” as defined under the rules and regulations of the SEC, and that all members of the Audit Committee meet the Nasdaq financial literacy requirements.

The Board of Directors held a total of nine meetings during fiscal 2020 and a subcommittee of the Board of Directors held four additional meetings. During 2020, each of the directors attended 100% of the meetings of the Board of Directors and the meetings of the subcommittee and standing committees on which such director served. The Company encourages its directors to attend the annual meeting of stockholders, and all directors were in attendance at the 2020 virtual annual meeting of stockholders.

Committee	Members During Fiscal 2020	Purpose of Committee	Meetings Held in Fiscal 2020
Audit	M. Jay Sinder (Chair) Cynthia A. Keith Steven D. Levy	The purpose of the Audit Committee is to oversee the following: • the quality and integrity of the Company’s annual and quarterly financial statements • the Company’s financial reporting processes and financial statement audits • the Company’s accounting policies and procedures • the qualifications, performance, and independence of the Company’s independent auditor • the Company’s compliance with legal and regulatory requirements and the Company’s ethical standards	8	*

Compensation	Gina Haspilaire (Chair) Cindy K. Andreotti Giacomo Marini	The purpose of the Compensation Committee is the following: • Recommend to the Board of Directors compensation for the independent members of the Board of Directors and the CEO • Approve compensation for each of the executive officers and other employees reporting directly to the CEO • Provide general guidance regarding compensation for other employees • Provide oversight and serve as administrator of the Company’s equity plans • Oversee policies and strategies related to human capital	7	*

Nominating and Governance	Cindy K. Andreotti (Chair) Gina Haspilaire Steven D. Levy (until February 5, 2020) Cynthia A. Keith (commencing February 6, 2020)	The purpose of the Nominating and Governance Committee is the following: • Ensure that the Company has and follows appropriate governance standards • Maintain and improve corporate governance guidelines • Establish appropriate procedures to ensure that the Board of Directors and its committees are properly constituted • Review and make recommendations to the Board of Directors on matters concerning corporate governance; enterprise risk management; Board composition, evaluation and nominations; Board committees; and conflicts of interest	4

*	Includes the Joint Meeting of the Audit Committee and Compensation Committee to address risk management, as described in “Risk Management” on page 22.

A copy of the charter for each of the committees of the Board of Directors is available on our website located at http://investor.pctel.com/documents.cfm.

Director Nomination Process

Stockholder Recommendations.    It is the policy of the Nominating and Governance Committee to consider director candidates recommended by the stockholders holding on the date of submission of such recommendation at least 1% of the then-outstanding shares of PCTEL common stock continuously for at least 12 months prior to such date.

Stockholders desiring to recommend a candidate for election to the Board of Directors should send their recommendation in writing to the attention of Company Secretary at the Company’s office located at 471 Brighton Drive, Bloomingdale, Illinois 60108. This written recommendation must include the information and materials required by the bylaws as well as our Policies and Procedures for Director Candidates. A copy of the Company’s bylaws is available upon written request to the Company Secretary at the address provided above. For a description of the advance notice provision of the Company’s bylaws, see “Deadline for Receipt of Stockholder Proposals and Nominations for 2022 Annual Meeting of Stockholders” beginning on page 5. Our Policies and Procedures for Director Candidates are available at http://investor.pctel.com/documents.cfm.

Identifying and Evaluating Nominees for Director.    The Nominating and Governance Committee evaluates potential director nominees, whether recommended by stockholders or other sources, based upon the following criteria:

•	The current size and composition of the Board of Directors;

•	The needs of the Board of Directors and its committees;

•

The candidate’s judgment, independence, character, integrity, education, area of expertise, knowledge of the relevant industries and markets, experience with businesses and other organizations of comparable size, diversity, length of service, conflicts of interests, understanding of fiduciary and governance responsibilities in publicly held companies, and number of board positions held with other companies;

•	Skills which are complementary to those of the existing members of the Board of Directors; and

•	Other factors that the Committee considers appropriate.

The Nominating and Governance Committee seeks diversity in Board members’ skill sets, business experience, financial and accounting experience, educational achievements, potential contributions, gender, race and ethnicity with a goal of bringing diverse business experience, knowledge and perspectives to the Board of Directors.

Compensation of Directors

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders. The Compensation Committee annually reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by Willis Towers Watson LLP, the independent compensation consultant engaged by the Compensation Committee. The Committee makes recommendations to the Board of Directors on cash and stock compensation for non-employee directors. Each element of director compensation is described in this section.

Non-employee directors receive an annual cash retainer of $25,000 and shares of common stock with a grant date fair value of $55,000. Non-employee directors also receive $1,500 per regularly-scheduled Board meeting attended and $1,000 for all other Board meetings and all committee meetings attended. In addition, non-employee directors receive the following annual compensation for Board leadership roles and committee membership:

•	the Chairman of the Board of Directors receives a cash retainer of $10,000 and shares of common stock with a grant date fair value of $15,000;

•	the Chair of the Audit Committee receives shares of common stock with a grant date fair value of $10,000;

•	the Chair of the Compensation Committee receives shares of common stock with a grant date fair value of $10,000;

•	the Chair of the Nominating and Governance Committee receives shares of common stock with a grant date fair value of $7,000; and

•	each other non-employee member of any of the foregoing committees receives shares of common stock with a grant date fair value of $5,000.

All the grants of common stock to the non-employee directors, as described above, are awarded on the date of the annual meeting and vest immediately. Non-employee directors who become Chairman of the Board, chair of a committee, or a committee member between annual meetings receive a pro-rated grant of common stock on the first day of service in such role. The number of shares granted is based on the total dollar value divided by the closing price of PCTEL common stock on the Nasdaq Global Select Market on the date of grant.

In addition to the above-referenced grants, new non-employee directors receive a one-time grant of restricted stock with a grant date fair value of $50,000 based upon the closing price of PCTEL common stock on the Nasdaq Global Select Market as of the first date of service, which vests in equal annual installments over three years.

2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Cindy K. Andreotti	38,000	66,994	104,994
Gina Haspilaire	38,000	69,999	107,999
Cynthia A. Keith	38,532	64,997	103,529
Steven D. Levy	43,000	74,994	117,994
Giacomo Marini	34,000	59,995	93,995
M. Jay Sinder	35,000	64,997	99,997

(1)

The values shown reflect the grant date fair value of the award, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020.

Director Stock Ownership Guidelines

The Board of Directors believes that ownership of PCTEL common stock by directors demonstrates their commitment to the Company and optimism for its future. Accordingly, the Board of Directors adopted Stock Ownership Guidelines for Directors (“Guidelines”) that require each director to achieve ownership of PCTEL common stock with a value equal to three times the annual cash retainer paid by the Company to non-employee directors for their service on the Board of Directors (currently $75,000). Non-employee directors have five years from their initial date of service to achieve compliance. All of the directors to whom the Guidelines currently apply have achieved compliance with the Guidelines.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with any of the directors may do so by sending an e-mail message to the Chief Legal Officer at clo@pctel.com. The Chief Legal Officer monitors these communications, consults with the independent Chairman of the Board and provides a summary of messages received to the Board of Directors at its regularly scheduled meetings. Where the nature of the communication warrants, the Chief Legal Officer may obtain more immediate attention of the matter from the appropriate committee or the Chairman of the Board, independent advisors, or management. The Chief Legal Officer, in consultation with the Chairman of the Board, will decide what, if any, response is warranted.

Political Contributions; Lobbying

The Company has not made any contribution to any political party, political action committee, or candidate running for a political office at any level in any country. The Company does not engage in any individual lobbying efforts and does not belong to any organization whose primary function is to lobby for political causes.

Code of Ethics

The Company’s Code of Ethics and Business Conduct (the “Code of Ethics”) applies to the Board of Directors and all employees of the Company and its subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer. It provides guidance and standards for maintaining ethical behavior, requires that employees and directors comply with applicable laws and regulations, and prohibits conflicts of interests. The Code of Ethics is posted on the Company’s website at http://investor.pctel.com/documents.cfm. In addition, the Company has made available an ethics hotline for anonymously reporting violations of the Company’s Code of Ethics or any other policies and procedures. The Chairman of the Board of Directors, Chair of the Audit Committee, and the Company’s General Counsel or Chief Legal Officer address all matters submitted pursuant to the ethics hotline.

Hedging

The Board of Directors believes that hedging transactions that allow holders to own the Company’s securities without the full risks and rewards of ownership separate the holder’s interest from those of other stockholders. Accordingly, the Board of Directors has adopted a policy forbidding directors, officers, and employees of the Company or its subsidiaries and any independent contractor to the Company or its subsidiaries or any person acting on their behalf from purchasing any financial instrument (e.g., prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities or limit such person’s ability to profit from an increase in the market value of the Company’s securities.

Risk Management

The Chief Risk Officer and the other executive officers of the Company are responsible for the day-to-day management of the material risks facing the Company. The Company has adopted a system of identifying, classifying, monitoring and mitigating risks. Risks identified through surveys of executive officers and key managers are classified in the following categories: no serious concern, a potential concern, or a serious concern. Each risk is then assigned to an individual employee to monitor and, where possible, to mitigate. The individual to whom each risk is assigned reports to the Chief Risk Officer each fiscal quarter as to (i) whether the assigned risk has increased, decreased, remained the same or should be removed from consideration as a significant risk, and (ii) steps taken to address the assigned risk. The Chief Risk Officer provides a report to the Board of Directors at regularly-scheduled Board meetings on the Company’s efforts to identify, classify, monitor and mitigate its most significant enterprise risks and gives a more in-depth report from time-to-time to the Nominating and Governance Committee and annually at the joint meeting of the Audit and Compensation Committees regarding risk.

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its oversight role, the Board of Directors has the responsibility to determine whether the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board of Directors in setting the Company’s business strategy and its determination at least annually of what constitutes an appropriate level of risk for the Company are key parts of its oversight of risk management. The Board of Directors has assigned to the Nominating and Governance Committee the responsibility of working with Company management to create meaningful but cost-effective strategies to manage the Company’s most significant risks. In addition, the Audit and Compensation Committees hold a joint meeting focused on management’s efforts to address enterprise risks. At the most recent joint meeting of the Audit and Compensation Committees, the members of both Committees focused on, among other topics, self-assessment of the Company’s enterprise risk management program; the impact of certain changes in the Company’s business strategy on management’s assessment of certain risks; the Company’s approach and preparedness to address unexpected or adverse events; cyber risk mitigation; fraud risk mitigation; and disaster recovery plans by product line. The Board of Directors also regularly receives updates from management regarding certain of the significant risks facing the Company, including litigation and various operating and competitive risks.

Each committee of the Board of Directors oversees certain aspects of enterprise risk management. In addition to its role in working with management in the overall enterprise risk mitigation efforts, the Nominating and Governance Committee oversees governance related risks, board independence, and management and director succession planning. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the audit process, the adequacy of internal control over financial reporting, disclosure controls and procedures, and related party transactions. The Compensation Committee oversees risks related to compensation policies and practices and human capital. In its oversight, the Compensation Committee examines whether the Company’s compensation policies and practices are aligned with the Company’s goals and risk tolerance.

Environmental, Social and Governance

Acting with integrity, fairness and respect is one of our core values. This core value guides us in dealing with our stakeholders, customers, suppliers and the communities in which we conduct our business. It is the basis upon which we examine how we treat our employees, other stakeholders and the environment. In 2020, the Company adopted an Environment, Social and Governance (ESG) statement to establish a benchmark for our efforts in protecting the environment, promoting the health, safety and employment opportunities of our employees and engaging in corporate governance practices that reflect ethical and responsible behavior and to encourage continuous improvement in these areas.

Environment. PCTEL is committed to environmental stewardship. We have invested in capital improvements to our facilities, making them safer for the environment and our employees. Recently, we have taken additional energy saving measures, including streamlining and automating many of our production processes and installing LED lights, programmable thermostats, a new roof, and more efficient HVAC units on our premises. We recycle electronics, plastic, paper, cardboard, and metals, as well as customer products that are returned to PCTEL for trade-in or disposal. We have eliminated many plastic packing materials and replaced them with cardboard material and installed box-making machinery to reduce cardboard consumption. We reduced the use of packaging foam and substituted biodegradable material. In addition, we have retained experts to advise us in connection with the protected wetlands near our Bloomingdale, Illinois production facility. Our goal is to continue to seek cost-effective methods to reduce our environmental impact.

Social. PCTEL is committed to the health and safety of our employees. We are proud to report that during the COVID-19 pandemic, we proactively took protective measures and were successful in preventing an outbreak of the virus among our production employees. We provided paid leave to US-based production employees who were exposed to the virus beyond federal and state requirements and proactively closed the production facilities for two weeks during an expected surge in COVID-19 cases. In addition, we extended paid leave throughout 2020 for employees deemed “at-risk” so they would not feel compelled to report to work for economic reasons. We installed automated or touchless doors, drinking fountains, faucets, toilets, and dispensers and established new operating procedures for working distantly but together in our production facilities and offices. As a result of these measures, our production facilities continued to operate throughout 2020 and we did not furlough or terminate any employees as a result of the COVID-19 pandemic. During the second quarter of 2020, the Company began conducting surveys of employees’ issues and concerns related to the COVID-19 pandemic and the CEO hosted bi-monthly “town hall” meetings at which he informed employees of the Company’s challenges and progress throughout the pandemic and addressed their written comments and questions. The Company believes that this outreach helped to connect employees and align the Company’s and employees’ interests during the pendency of the pandemic.

More generally, PCTEL is committed to protecting, educating, training, and supporting our employees and encouraging them to be involved and make a difference in their communities. We provide our employees with healthcare and other wellness benefits that exceed the norms for our industry and size, including quality comprehensive health and dental care insurance, Company-paid vision insurance for employees, their families and domestic partners, and Company-paid life insurance and short and long-term disability insurance. In recent years, we have developed and refined programs to provide training and to encourage our employees to be good corporate citizens and stewards of our assets, including our reputation. These programs include a leadership development and mentoring program in which the executive officers provide one-on-one guidance to our future leaders and the Company provides professional group coaching and training related to expected behavior of PCTEL directors, officers and employees consistent with our Code of Ethics and Business Conduct. We also provide training on a variety of topics from diversity and inclusion, effective sales strategies, cyber-security, and anti-bribery to training aimed at understanding what sexual harassment is and how it negatively impacts both employees and the Company. We have tuition reimbursement programs to assist our employees in furthering their education. We periodically arrange for our employees to participate in programs to help those in need in our community such as a program to provide holiday gifts to those in need, team volunteer programs for food banks, and the like. In addition, our employees receive paid time off to volunteer at a charitable program of their choice.

Governance. PCTEL is committed to corporate governance that serves the long-term interests of our stockholders, facilitates effective Board oversight, and reinforces our accountability to stockholders. We have adopted policies, guidelines and programs to ensure we are prepared to address risks and act in the best interest of our stockholders. Many of these policies and guidelines are described above in this Corporate Governance section beginning on page 18.

PCTEL is committed to diversity in our workforce, on our leadership team, and on our Board of Directors. We evaluate the diversity, independence, and qualifications of our Board of Directors because we believe diversity on the Board of Directors better reflects the diversity of our employees, customers, and other stakeholders, and promotes employee recruiting and retention. For example, we have maintained a diverse Board of Directors (see “Board Composition, Experience and Diversity” in Proposal #1 on page 8) and strive to maintain a diverse workforce through our hiring practice requiring interviewing and considering a minority or woman candidate for each open position in our workforce, and other hiring, training and retention efforts. The Compensation Committee monitors and encourages diversity at all levels of our workforce.

At PCTEL, we seek to make continuous progress in our ongoing efforts to protect our environment, promote the health and safety of our employees and our community, maintain a culture of openness and inclusion in our workforce, and act responsibly in the best interests of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of PCTEL common stock based on a review of filings made with the Securities and Exchange Commission as of March 29, 2021 by:

•	Each stockholder known by PCTEL to beneficially own more than 5% of the common stock;

•	Each director, including director nominees;

•	Each named executive officer; and

•	All of the directors, director nominees and named executive officers as a group.

Beneficial ownership is determined based on the rules of the SEC. Percent of shares beneficially owned is based upon 18,518,515 shares of common stock outstanding as of March 29, 2021. In addition, shares of common stock underlying options that are exercisable as of March 29, 2021 or that will become exercisable on or before May 28, 2021 (60 days subsequent to March 29, 2021) are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the “Number of Shares Underlying Options” column, but those shares underlying options are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the stockholders listed below have sole voting and dispositive power with respect to all shares listed beside each stockholder’s name, subject to applicable community property laws.

Beneficial Owners	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Renaissance Technologies LLC/Renaissance Technologies Holdings Corporation (1)	1,551,437	—	1,551,437	8.38%
Chain of Lakes Investment Fund, LLC / Christopher B. Woodruff(2)	1,527,272	—	1,527,272	8.25%
Blackrock, Inc.(3)	1,406,178	—	1,406,178	7.59%
Royce & Associates, LP(4)	1,282,649	—	1,282,649	6.93%
Dimensional Fund Advisors LP (5)	1,247,881	—	1,247,881	6.74%
Directors and Named Executive Officers
David A. Neumann	270,475	—	270,475	1.46%
Rishi Bharadwaj	217,531	—	217,531	1.17%
Arnt Arvik	39,398	—	39,398	0.21%
Giacomo Marini (6)	106,198	—	106,198	*
Steven D. Levy (7)	102,303	—	102,303	*
Cindy K. Andreotti	78,101	—	78,101	*
Gina Haspilaire	72,067	—	72,067	*
M. Jay Sinder	69,658	—	69,658	*
Cynthia A. Keith	41,040	—	41,040	*
All directors, director nominees and named executive officers as a group (9 persons)	996,771	—	996,771	5.38%

(1)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G amendment filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) on February 11, 2021. Renaissance has sole dispositive power with respect to 1,551,437 shares, shared dispositive with respect to 0 shares, sole voting power with respect to 1,494,918 shares and shared voting power with respect to 0 shares. Renaissance’s address is 800 Third Avenue, New York, NY 10022.

(2)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13D amendment filed with the SEC by Chain of Lakes Investment Fund, LLC (“Chain”) and Christopher B. Woodruff on January 22, 2021. Chain has sole dispositive power with respect to 0 shares, shared dispositive power with respect to 1,527,272 shares, sole voting power with respect to 0 shares, and shared voting power with respect to 1,527,272 shares. Mr. Woodruff is deemed to have shared dispositive and voting power over the shares held by Chain as a result of his position as President of Chain. Mr. Woodruff disclaims beneficial ownership of the shares owned by Chain. Chain and Mr. Woodruff’s address is 8101 34th Avenue South, Suite 400, Bloomington, MN 55425

(3)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 2, 2021. BlackRock has sole dispositive power with respect to 1,406,178 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,372,403 shares and shared voting power with respect to 0 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(4)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G amendment filed with the SEC by Royce & Associates, LP (“Royce”) on January 27, 2021. Royce has sole dispositive power with respect to 1,282,649 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,282,649 shares and shared voting power with respect to 0 shares. Royce disclaims beneficial ownership of all such shares. Royce’s address is 745 Fifth Avenue, New York, NY 10151.

(5)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G amendment filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 16, 2021. Dimensional has sole dispositive power with respect to 1,247,881 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,225,770 shares and shared voting power with respect to 0 shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional’s address is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(6)	Includes 18,953 shares of PCTEL common stock held by the Giacomo Marini Trust and 87,245 shares of PCTEL common stock held by the Marini-Jamason Community Property Trust.
(7)	Includes 5,000 shares of PCTEL common stock held by Beena M. Levy, spouse of Steven D. Levy.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The Company qualifies as a “smaller reporting company” and is providing scaled disclosure on that basis in this section of the proxy statement.

Named Executive Officers

The purpose of this summary of our executive compensation is to discuss material information relating to compensation awarded to the following individuals who have been identified as the Company’s “Named Executive Officers” or “NEOs” for the fiscal year ended December 31, 2020:

Name	Title as of December 31, 2020

David A. Neumann	Chief Executive Officer

Rishi Bharadwaj	Senior Vice President and Chief Operating Officer

Arnt Arvik	Vice President and Chief Sales Officer

Information About Our Executive Officers

Because Mr. Neumann is a member of the Board of Directors and a director, his biographical information is included under Proposal #1 “Election of Directors” on page 13.

Name, Position and Age	Background Information
Arnt Arvik Vice President and Chief Sales Officer Age: 56

PCTEL Experience

•  Vice President and Chief Sales Officer since August 2018 with responsibility for the Company’s worldwide sales efforts

•  Vice President of Global Sales for RF Solutions from January 2017 to August 2018; and Vice President of Americas Sales and Engineering Services for RF Solutions from September 2016 to January 2017

Other Experience

•  Leadership positions, including Vice President of Americas Sales and Operations and Global Supply with Ascom Network Testing, a leader in optimization solutions for mobile networks, from 2009 to 2016

•  Director of Business Development for the TEMS product line in the Americas with Ericsson Inc. from 2000 to 2009

Education and Credentials

•  Maritim Ingeniør (Maritime Engineering) degree from Aalesund Maritime College

•  Business Management degree from BI, a Norwegian business school

Shelley J. Bacastow Senior Vice President and Chief Legal Officer Age: 61

PCTEL Experience

•  Senior Vice President and Chief Legal Officer since February 2020 with responsibility for addressing the Company’s legal matters worldwide

•  Vice President and General Counsel from January 2015 to February 2020; Assistant General Counsel from June 2014 to December 2014; Senior Corporate Counsel from October 2006 to June 2014; and outside counsel to the Company from April 2003 to October 2006

Name, Position and Age	Background Information

Other Experience

•  Senior Counsel with Motorola, Inc. from June 1996 to June 2002 and the head of the Global Finance Group in the law department from 1999 to 2002

•  Senior Attorney with MCI Telecommunications, Inc. from June 1995 to June 1996

•  Attorney with Chapman and Cutler, a Chicago-based law firm, from May 1984 to June 1995

Education and Credentials

•  Bachelor of Arts degree in Political Science from University of Wisconsin – Madison

•  Juris Doctor degree from Notre Dame Law School

Rishi Bharadwaj Senior Vice President and Chief Operating Officer Age: 46

PCTEL Experience

•  Senior Vice President and Chief Operating Officer since August 2018 with responsibility for the Company’s worldwide operations

•  Senior Vice President and General Manager-Connected Solutions from November 2016 to August 2018; Vice President and General Manager-Connected Solutions from March 2015 to November 2016; Vice President, Global Sales-Connected Solutions from March 2014 to March 2015; Vice President, Global Sales and Product Management from January 2014 to March 2014; and other leadership positions in the Connected Solutions segment from July 2003 to January 2014

Other Experience

•  RF and software engineering roles, developing data collection and data analytics tools for the cellular industry, with other companies from 1996 to 2003

Education and Credentials

•  Bachelor of Science degree in Electrical Engineering and Master’s degree in Electrical and Computer Engineering from Illinois Institute of Technology

•  Master’s degree in Business Administration from Northwestern University’s Kellogg School of Management

Suzanne Cafferty Vice President, Global Marketing Age: 52

PCTEL Experience

•  Vice President, Global Marketing since April 2020

•  Senior Director, Corporate Marketing from February 2019 to April 2020

Other Experience

•  Director of Marketing, Univar Solutions, a global leader in specialty chemical and ingredient distribution, from July 2017 to December 2018

•  Senior Director, Global Marketing, Motorola Solutions, a leader in mission-critical communications products, solutions and services, from November 2015 to June 2017

•  Various management roles including strategic marketing, brand and product marketing with Motorola Solutions from June 1993 to November 2015

Name, Position and Age	Background Information

Education and Credentials

•  Bachelor of Arts degree in English and History from University College Dublin, Ireland

•  Post Graduate Diploma in Marketing Management from Dublin Institute of Technology, Ireland

•  Master of Business Administration from Lake Forest Graduate School of Management, Illinois

Kevin J. McGowan Vice President and Chief Financial Officer Age: 55

PCTEL Experience

•  Vice President and Chief Financial Officer since December 2018

•  Vice President of Finance and Corporate Controller from August 2011 to December 2018; and Controller from February 2005 to August 2011

Other Experience

•  Various finance and controller roles with Andrew Corporation, a manufacturer of hardware for communications networks, from 1992 to 2005

•  Auditor with Arthur Anderson from 1988 to 1992

Education and Credentials

•  Bachelor of Arts degree in Accounting from the University of Notre Dame

•  Master’s degree in Business Administration from the University of Chicago Booth School of Business

•  Certified Public Accountant

Sumeet Paul Vice President and Chief Information Officer Age: 46

PCTEL Experience

•  Vice President and Chief Information Officer of PCTEL since January 2017, with responsibility for the Company’s IT, software, and technology development and processes

•  Vice President and General Manager of data analytics from December 2015 to January 2017

•  Director of Connectivity Solutions in the Mobility Solutions Group with responsibility for product engineering and IT and Product Owner for Segue Products, from January 2004 to January 2008, when Mobility Solutions Group was sold to SmithMicro

•  Engineering Manager, Mobility Solutions Group with responsibility for product engineering and IT from January 2002 until January 2004

Other Experience

•  Chief Software Architect for Connected Devices at Synchronoss Technologies, Inc., a digitization and cloud content management company for telecommunications, media and technology companies, from March 2011 to December 2015

•  Co-Founder, Chief Technology Officer and Chief Financial Officer of Sapience Knowledge Systems, Inc. from September 2009 until March 2011

Name, Position and Age	Background Information

•  Software development, software management, and IT management positions with SmithMicro Software, Inc., Agilent Technologies, and SAFCO Technologies, Inc.

Education and Credentials

•  Bachelor of Science degree in Electrical Engineering from Northwestern University

Leslie Sgnilek Vice President of Corporate Resources and Chief Risk Officer Age: 72

PCTEL Experience

•  Vice President of Corporate Resources since June 2009, providing leadership for human resources and certain corporate functions

•  Chief Risk Officer since May 2013

•  Variety of positions, including Corporate Treasurer, Vice President of Finance, and Director of Human Resources and Information Technology, from January 2001 to June 2009

Other Experience

•  Assistant Treasurer with Sea-Land Corporation, Corporate Treasurer with Trafalgar House Services, and Corporate Treasurer with Brown & Sharpe Manufacturing Company

•  Auditor with Grant Thornton

Education and Credentials

•  Bachelor of Business Administration degree in Accounting from Baruch College

•  Master’s degree in Business Administration from St. John’s University in New York

•  Certified Public Accountant

Annual Compensation Process

The Role of the Independent Compensation Consultant. The compensation of the CEO and the other executive officers is established prior to the end of the first quarter of the fiscal year. The Compensation Committee relies upon the services of Willis Towers Watson LLP, a global professional services company that serves as independent compensation consultant to the Compensation Committee (the “Independent Compensation Consultant”), to inform its decisions as to appropriate levels and elements of compensation for the NEOs and other executive officers. The Independent Compensation Consultant provides executive compensation consulting services to the Committee, including (i) assisting with establishing the Company’s compensation goals and objectives, (ii) providing relevant peer group and survey data on compensation, and (iii) advising on industry trends in executive compensation. The Independent Compensation Consultant provides no services to the Company other than the services it provides to the Compensation Committee. The Compensation Committee’s practice is to invite a representative of the Independent Compensation Consultant to attend substantially all Compensation Committee meetings.

In providing these services to the Compensation Committee, the Independent Compensation Consultant analyzes compensation information for comparable executive officers, which it derives from two independent surveys as well as publicly-available data from a peer group. The peer group is composed of 15 publicly-traded companies that are comparable to the Company in terms of broad industry sectors, size and business complexity, and who compete with the Company for talent.

Consideration of Say-On-Pay Results. The Company considered the results of the Say-on-Pay proposal presented to the stockholders for approval in 2020. In light of the 98.7% support the proposal received in 2020, the Company’s compensation policies and decisions remain focused on rewarding sustainable financial performance to drive stockholder value.

CEO Compensation. The CEO’s compensation must be approved each year by the independent Board members based on the recommendation of the Compensation Committee. In making its recommendation with respect to the CEO’s compensation, the Compensation Committee takes into consideration, among other factors, the Company’s financial results and the results of a performance evaluation of the CEO for the preceding year. The annual evaluation of the CEO’s performance is conducted by the Nominating and Governance Committee through an electronic survey completed by all independent Board members. It requires each independent Board member to assess the CEO’s ability to meet the Company’s financial performance objectives, conduct succession planning, execute strategic plans, exhibit leadership, create value, and maintain good relationships with the stockholders, the Board of Directors, and other stakeholders of the Company. The Chair of the Nominating and Governance Committee reports the results to the other independent Board members in executive session and moderates a discussion thereof. In formulating its recommendation to the Board of Directors with respect to the CEO’s compensation, the Compensation Committee exercises its judgment, taking into account the results of the Nominating and Governance Committee’s survey and the discussion thereof, any investor input that may have been received, and the comparative data and advice of the Independent Compensation Committee. The Compensation Committee’s discussions of the elements of compensation for the CEO are conducted in a closed session, typically with the Independent Compensation Consultant in attendance but with no Company employees present. The Chair of the Compensation Committee solicits input from the CEO in the course of the Compensation Committee’s formulation of its recommendation; however, the CEO is not permitted to participate in the deliberations by the Board of Directors in its consideration of the Compensation Committee’s recommendation for CEO compensation.

Other Executive Compensation. The Compensation Committee has full authority to determine the compensation of the NEOs and other executive officers (other than the CEO). In establishing compensation for such executive officers, the Compensation Committee relies on (i) the CEO’s evaluation of each executive officer’s individual performance, (ii) the benchmarking data compiled by the Independent Compensation Consultant, and (iii) the Company’s compensation philosophy. The CEO attended five of the seven Compensation Committee meetings in 2020 in order to provide his insight on the contributions made by each executive officer. After consulting with the Independent Compensation Consultant and considering the benchmarking data, the Compensation Committee, in its discretion, approves the annual compensation for NEOs and the other executive officers (other than the CEO), including salary and short-term and long-term incentives.

Principal Elements of Executive Compensation

The principal elements of executive compensation are briefly described below:

Compensation Element	Description
Base salary

•  Principal element of cash compensation that is not “at risk”

•  The Compensation Committee considers the performance, experience, and responsibilities of the executive officers in setting base salaries.

•  The Compensation Committee seeks to establish base salaries that are competitive with those paid to comparable executive officers based upon benchmarking data provided by the Independent Compensation Consultant.

Short-Term Incentive Plan

•  Annual performance-based incentive plan designed to motivate achievement of specifically-identified, short-term corporate objectives

•  The Company’s annual financial plan plays an important role in establishing the objectives and target performance for this plan.

•  Awards are denominated in cash but may be paid in cash, shares or a combination of both.

•  Not available to sales executives or sales team

Sales Compensation Plan

•  Variable compensation linked to the sales team’s success in generating profitable sales

•  Determined based upon the achievement of the assigned sales quota and level of earnings

•  Paid in cash

•  Available only to sales executives and sales team

Long-Term Incentive Plan

•  Designed to encourage sustainable growth, consistent earnings, and management retention through consistency in long-term incentives

•  Equity awards can be performance-based, service-based or a combination of both.

•  Performance-based incentive awards are generally based upon a multiple year performance period.

Change of control benefits

•  Intended to induce certain executive officers to continue to contribute to the success of the Company in connection with an event resulting in (i) the majority of the voting control of the Company being transferred (whether by way of merger, reorganization, or acquisition) or (ii) the sale of all or substantially all of the Company’s assets

•  Includes salary continuation and Company-paid healthcare benefits for a specified period of time and vesting of certain restricted stock previously awarded under the Short-Term and Long-Term Incentive Plans

•  Triggered if the executive officer is involuntarily terminated within twelve months of a change of control (i.e., a “double trigger”)

Severance benefits

•  Intended to compensate certain executive officers in the event of an involuntary termination of his/her employment unrelated to a change of control

•  Includes salary continuation and Company-paid healthcare benefits for a specified period of time and vesting of certain restricted stock previously awarded under the Short-Term and Long-Term Incentive Plans

Other benefits

•  Medical, dental, and vision benefits and term life and long-term disability insurance are provided with all or a substantial portion of the cost thereof paid by the Company.

•  Employee Stock Purchase Plan allows employees of the Company to participate electively in a plan under which, through individual payroll deductions, they are permitted twice a year to buy shares of the Company’s common stock at prices discounted from the market price.

•  The Company maintains a 401(k) plan and matches the contribution of a plan participant up to the first 4% of the participant’s compensation. The Company match vests immediately.

2020 Compensation

The following table presents the compensation of the NEOs for the years indicated below:

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David A. Neumann	2020	358,625	318,875	—	38,932	716,432
Chief Executive Officer	2019	375,000	157,447	495,938	51,533	1,079,918

Rishi Bharadwaj	2020	308,750	133,696	—	36,679	479,125
Senior Vice President & Chief Operating Officer	2019	322,500	94,860	326,988	47,323	791,671
Arnt Arvik(5) . . . . . . . . . . . . . . . . .. . . . . . . . . .	2020	237,500	116,900	99,072	28,632	482,104
Vice President & Chief Sales Officer

(1)

The amounts shown reflect the actual amounts paid as salary during fiscal years 2020 and 2019. The decrease shown in 2020 reflects a temporary 10% salary reduction instituted by the Board of Directors on April 1, 2020 to address the economic disruption caused by the COVID-19 pandemic. Concurrently with the salary reduction, the executive officers received shares of the Company’s common stock with equivalent value to 5% of salary which vest on April 1, 2021. The Board of Directors restored 5% of salary effective July 1, 2020.

(2)

The amounts shown do not reflect compensation actually received by the NEO in the year indicated. Instead, the amounts shown represent the aggregate grant date fair value of the restricted stock granted in the year indicated, calculated pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures, and with performance-based shares valued at target. For a discussion of the valuation assumptions, see Note 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020.

The stock awards are restricted stock granted pursuant to the Long-Term Incentive Plan in effect for the year indicated. The award for each participant under the 2020 Long-Term Incentive Plan (“2020 LTIP”) is comprised of a performance-based incentive award (67%) and a service-based award (33%). The table below shows the maximum number and value of performance-based shares that may vest and be received under the 2020 LTIP. Performance-based shares are earned and vest, if at all, in 2023 based upon the Company’s performance over a three-year period. Performance is measured against a specified revenue target with a penalty if Adjusted EBITDA, a non-GAAP measure, as a percentage of revenue falls below specified levels. The table indicates the maximum number of performance shares that would be awarded at the completion of the performance period with performance at or above the maximum revenue goal (without an Adjusted EBITDA penalty), and corresponding values using the closing price of a share of PCTEL common stock on the grant date. For the number of performance shares at target, see “Awards Under the 2019 Long-Term Incentive Plan” on page 35. No additional shares will be awarded under the 2020 LTIP for performance exceeding the maximum performance goal. Each NEO must be an employee, director or contractor of the Company on the performance determination date to receive the stock award.

Name	Year	Maximum (# of Shares)	Value @ Maximum ($)
David A. Neumann	2020	41,981	365,233
Rishi Bharadwaj	2020	15,750	137,025
Arnt Arvik	2020	14,000	121,800

(3)

For Mr. Neumann and Mr. Mr. Bharadwaj, the amounts shown reflect the value of grants awarded pursuant to the 2020 and 2019 STIP. The 2020 STIP is discussed under “Awards Under the 2020 Short-Term Incentive Plan” below. For Mr. Arvik, the amount shown reflects variable compensation earned under his 2020 Sales Compensation Plan, which is discussed under “Variable Compensation under 2020 Sales Compensation Plan” below.

(4)

All Other Compensation represents matching contributions under the 401(k) plan, group life, accident and disability insurance premiums, healthcare insurance premiums and contributions to Health Savings Accounts, and dividends on unvested restricted stock awards.

(5)	Mr. Arvik was not a NEO during the fiscal year ended December 31, 2019.

Awards Under the 2020 Short-Term Incentive Plan. The 2020 Short-Term Incentive Plan (“2020 STIP”) was designed to provide incentive awards for the NEOs and other executive officers based on the achievement of the specifically-identified corporate Adjusted EBITDA and revenue goals. The design of the 2020 STIP weighted achievement of the Adjusted EBITDA goal at 70% and achievement of the revenue goal at 30%. The target Adjusted EBITDA and revenue goals were consistent with the Company’s 2020 financial plan targets. The threshold Adjusted EBITDA was 16% below the target and the maximum Adjusted EBITDA was 30% above the target. The threshold revenue was 7% below the target and the maximum revenue was 7% above the target. Incentive awards for achievements between the threshold and target goals or between the target and maximum goals were determined on a straight-line basis. The 2020 STIP was designed with no incentive award for performance below the threshold and no increased incentive for performance above the maximum. The 2020 STIP awards were payable 50% in the Company’s common stock and 50% in cash for NEOs, other executive officers and key managers and 100% in cash for all other participants. The percentage of base salary paid as the incentive award at the three levels of achievement is assigned to participants by job category and responsibilities.

The determination of Adjusted EBITDA for 2020 incorporates the actual cash payout made to participants under the 2020 STIP, thereby aligning the 2020 STIP participants’ interests directly with those of the stockholders. “Adjusted EBITDA” is a non-GAAP measure that the Company defines as GAAP operating profit, excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent their recovery is recorded below operating profit. We believe that use of this non-GAAP measure facilitates comparability of results over different periods.

The Compensation Committee established the 2020 STIP Adjusted EBITDA and revenue goals for the Company in February 2020 and believed that they were challenging but achievable with significant effort. Continued success of the Company’s higher-margin test and measurement products associated with 5G and other emerging technologies was more than offset by the global recession attributable to the COVID-19 pandemic. The Compensation Committee did not adjust either of the goals. The Company achieved Adjusted EBITDA of $9,106,000 on revenue of $77,456,000, falling in both cases below the relevant threshold. Thus, no incentive awards were paid under the 2020 STIP.

The threshold, target, maximum and actual 2020 STIP awards for Mr. Neumann and Mr. Bharadwaj are summarized in the table below:

	At Threshold		At Target		At Maximum		Actual
Name	(% of base salary) (1) (%)	$	(% of base salary) (%)	$	(% of base salary) (2) (%)	$	(% of base salary) (%)	Award ($)
David A. Neumann	37.50	134,484	75.00	268,969	150	537,938	—	—
Rishi Bharadwaj	28.75	88,766	57.50	177,531	115	355,063	—	—

(1)	The threshold award is equal to 50% of the target award.

(2)	The maximum award is equal to 200% of the target award.

Variable Compensation under 2020 Sales Compensation Plan. As Chief Sales Officer, Mr. Arvik had a 2020 Sales Compensation Plan intended to more directly link his compensation to the performance of the Company’s sales team in generating profitable sales. Mr. Arvik’s variable compensation under his 2020 Sales Compensation Plan was determined based upon the achievement of the assigned sales quota and Adjusted EBITDA (as defined under “Awards Under the 2020 Short-Term Incentive Plan” above) goals. Mr. Arvik’s sales quota was based upon the Company’s total revenue, with the target consistent with the Company’s 2020 financial plan target. Likewise, the target Adjusted EBITDA goal was consistent with the Company’s 2020 financial plan target. The payout factor on each goal accelerates as the level of revenue and Adjusted EBITDA increases, and payouts are capped as described in the table below.

The target, maximum and actual variable compensation under Mr. Arvik’s 2020 Sales Compensation Plan are summarized in the table below:

Name	At Target		At Maximum		Actual
	(% of base salary) (%)	$	(% of base salary) (1) (%)	$	(% of base salary) (%)	Award ($)
Arnt Arvik	67	159,125	168	397,813	42	99,072

(1)	The maximum variable compensation would be payable if the Company had both revenue and Adjusted EBITA equal to or exceeding 200% of the relevant targets.

Awards Under the 2020 Long-Term Incentive Plan. The Long-Term Incentive Plan for 2020 (“2020 LTIP”), like the Long-Term Incentive Plan for 2019, featured a substantial percentage of awards subject to performance-based vesting: 67% is a performance incentive award with restricted shares vesting based upon the Company’s revenue growth over a three-year period (the “performance period”) and 33% is a service-based award with restricted shares vesting over three years in equal annual installments. Target performance requires achievement of compound annual growth in revenue of 8% over the performance period (i.e., revenue in 2022 must reflect 8% compound annual growth over revenue in 2019). If the Company achieves the target performance over the performance period, the NEOs will receive the number of performance-based shares indicated in the table below at the conclusion of the performance period, subject to the potential reduction described below relating to achievement of a specified Adjusted EBITDA goal over the performance period. The value of the shares in the table below is calculated using the closing price of a share of PCTEL common stock on the grant date.

	Service- Based Shares	Value of Service- Based Shares	Performance- Based Shares	Value of Performance- Based Shares	Total # of Shares	Value of Shares Total
David A. Neumann	10,494	$91,298	23,989	$208,704	34,483	$300,002
Rishi Bharadwaj	4,500	$39,150	9,000	$78,300	13,500	$117,450
Arnt Arvik	4,000	$34,800	8,000	$69,600	12,000	$104,400

					59,983	$521,852

The actual number of performance-based shares awarded will be greater or less than indicated in the table above based upon the Company’s performance relative to target. If the Company achieves greater than the target performance over the performance period, the NEOs will receive more performance-based shares than indicated in the table above, determined in accordance with the table below. The 2020 LTIP payout ranges from 0% to 175% of the target performance award. Award percentages at growth rates between those in the table will be mathematically interpolated.

Revenue Growth for Performance Period	% of Target Performance Award
0.00% or less	0.00%
1.00%	12.50%
2.00%	25.00%
3.00%	37.50%
4.00%	50.00%
5.00%	62.50%
6.00%	75.00%
7.00%	87.50%
8.00%	100.00%
9.00%	118.75%
10.00%	137.50%
11.00%	156.25%
12.00% or more	175.00%

The foregoing notwithstanding, the number of performance-based shares earned will be reduced by 20% if the Company’s Adjusted EBITDA (as defined in “Awards Under the 2020 Short-Term Incentive Plan” on page 34) as a percentage of the Company’s revenue for the performance period is less than 8%. Each NEO must be an employee, director or contractor of the Company on the performance determination date in order to receive the performance-based award and on the vesting date in order to receive the service-based award.

Equity Plans and Awards

Stock Plan.    Equity issued by the Company under the 2020 LTIP is issued under the PCTEL, Inc. 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan”). The 2019 Stock Incentive Plan replaced the PCTEL, Inc. Stock Plan adopted in 2015 (the “2015 Stock Plan”). Equity awards granted under the 2015 Stock Plan that are earned or vest subsequent to adoption of the 2019 Stock Incentive Plan are nevertheless issued from shares remaining in the 2015 Stock Plan.

Although the Compensation Committee can grant stock options under the 2019 Stock Incentive Plan, no stock options were granted to executive officers during 2019 and 2020. The Compensation Committee has never re-priced previously granted stock options, and both the 2015 Stock Plan and the 2019 Stock Incentive Plan expressly prohibit such re-pricing of previously granted stock options. The 2019 Stock Incentive Plan includes further provisions reflecting equity incentive plan “best practices” intended to protect the interests of our stockholders, including (i) limits on the shares that can be issued to an individual in a calendar year, (ii) no “evergreen” provision that automatically increases the number of shares authorized under the plan, (iii) no “recycling” of shares used to, for example, satisfy tax withholding obligations, and (iv) a limit (i.e., 5% of the aggregate shares available for issuance under the plan) on the number of shares that can be issued without a vesting period of at least one year.

The following table provides information as of December 31, 2020 about PCTEL common stock that may be issued upon the exercise of outstanding awards and shares remaining for issuance in connection with future awards:

Plan Category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by stockholders	460,171	(1)	6.71	(2)	4,051,457	(3)
Equity compensation plans not approved by stockholders	—		—		—

(1)

Includes options to purchase, and unvested restricted stock awards and restricted stock units with respect to, 460,171 shares. Does not include purchase rights under the PCTEL, Inc. Employee Stock Purchase Plan (the “ESPP”) .

(2)	Reflects the weighted average exercise price of options to purchase shares. Does not include purchase rights under the ESPP, restricted stock awards or restricted stock units.

(3)	Includes 299,979 shares remaining available under the 2015 Stock Plan; 2,109,184 shares available under the 2019 Stock Incentive Plan; and 1,642,294 shares available for issuance under the ESPP.

Stock Retention Guidelines.    In order to align further the interests of the Company’s NEOs and other Section 16 officers with the interests of the stockholders, the Board of Directors adopted a stock retention policy that prohibits (i) the CEO from selling or otherwise disposing of PCTEL common stock unless, after giving effect to the sale, he holds shares with a market value equal to twice his annual base salary, and (ii) the other NEOs and Section 16 officers from selling or otherwise disposing of PCTEL common stock unless, after giving effect to the sale, such officer holds shares with a market value equal to his/her annual base salary.

Outstanding Equity Awards.    The following table indicates the unexercised options, unvested stock and equity incentive plan awards for each NEO outstanding as of December 31, 2020:

	Option Awards					Stock Awards
Name	Grant Date	Securities Underlying Unexercised Options (Exercisable) (#)	Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
David A. Neumann	—	—	—	—	—	32,733	215,056	43,906	288,462
Rishi Bharadwaj	—	—	—	—	—	17,531	115,179	21,000	137,970
Arnt Arvik	9/14/2016	5,000	—	5.06	9/14/2023	14,866	97,670	18,700	122,859

(1)	The vesting of the shares indicated in the table above will occur on the dates indicated in the table below:

David A. Neumann			Rishi Bharadwaj			Arnt Arvik
Grant Date	Vesting Date	Number of Shares Vesting	Grant Date	Vesting Date	Number of Shares Vesting	Grant Date	Vesting Date	Number of Shares Vesting
2/7/2018	2/11/2021	12,078	2/7/2018	2/11/2021	6,000	2/7/2018	2/11/2021	5,000
2/6/2019	2/6/2021	3,320	2/6/2019	2/6/2021	2,000	2/6/2019	2/6/2021	1,767
2/6/2019	2/6/2022	3,320	2/6/2019	2/6/2022	2,000	2/6/2019	2/6/2022	1,767
3/15/2019	2022	19,917	3/15/2019	2022	12,000	3/15/2019	2022	10,700
2/5/2020	2/5/2021	3,498	2/5/2020	2/5/2021	1,500	2/5/2020	2/5/2021	1,333
2/5/2020	2/5/2022	3,498	2/5/2020	2/5/2022	1,500	2/5/2020	2/5/2022	1,333
2/5/2020	2/5/2023	3,498	2/5/2020	2/5/2023	1,500	2/5/2020	2/5/2023	1,334
2/5/2020	2023	23,989	2/5/2020	2023	9,000	2/5/2020	2023	8,000
4/1/2020	4/1/2021	3,521	4/1/2020	4/1/2021	3,031	4/1/2020	4/1/2021	2,332

(2)	The market value is calculated by multiplying the number of shares that have not vested by $6.57, the closing price per share of PCTEL common stock on December 31, 2020.

(3)

The number of performance-based shares is based on achievement of target performance goals. The vesting date for performance-based shares is dependent on the timing of the completion of the Company’s audit of the final year in the performance period.

Change of Control and Severance Benefits

The Company has entered into Management Retention Agreements to provide retention benefits to its NEOs and other executive officers upon the occurrence of certain events surrounding a Change of Control. These retention benefits are intended induce the executive officers to continue to contribute to the success of the Company in the transition period and the post-acquisition period to the extent permitted by the successor or acquirer. A “Change of Control” is an event resulting in (i) the majority of the voting control of the Company being transferred (whether by way of merger, reorganization, or acquisition) or (ii) the sale of all or substantially all of the Company’s assets. The retention benefits offered by the Company to executive officers in connection with a Change of Control are based on a “double trigger” requiring both (i) a completed Change of Control event, and (ii) within 12 months following such Change of Control event, either (x) an involuntary termination of such executive officer’s employment other than as a result of cause, death or disability, or (y) a termination by the executive officer of his or her employment pursuant to a “Voluntary Termination for Good Reason” (as defined in the applicable management retention agreement). The principal retention benefits available to the NEOs and participating executive officers upon satisfaction of both triggers are a lump sum payment of a specified percentage of base salary, acceleration of 100% of any then unvested equity incentives, and Company-paid healthcare benefits for a specified period of time, all as indicated in the table below. The Company does not provide any tax gross-up on retention benefits. The Compensation Committee believes that the level of these benefits would not, in the aggregate, represent a financial deterrent to a buyer or successor entity in considering a combination transaction with the Company. The description of the Management Retention Agreements and the benefits payable thereunder is qualified in its entirety by reference to the Form of Management Retention Agreement, and in the case of Mr. Neumann, the Amended and Restated Management Retention Agreement dated April 9, 2013 between PCTEL, Inc. and David A. Neumann and First Amendment thereto dated December 13, 2016, filed as exhibits to our Form 10-K.

Under severance benefits letters with the Company (and in the case of Mr. Neumann, his employment agreement with the Company), the NEOs and other executive officers are also entitled to severance and related benefits in connection with (i) an involuntary termination of such executive officer’s employment other than as a result of cause, death or disability, and (ii) a termination by the executive officer of his or her employment pursuant to a “Voluntary Termination for Good Reason” (as defined in the applicable severance benefits letter or employment agreement) in each case, unassociated with a Change of Control. The principal severance benefits include salary continuation, acceleration of the vesting of certain equity awards, and Company-paid healthcare benefits for a specified period of time. Mr. Neumann would also receive a short-term incentive or other bonus based upon the Company’s actual performance for the performance period pro-rated for the period of employment. The Company does not provide any tax gross-up on severance benefits. The description of the severance benefits letters and the benefits payable thereunder is qualified in its entirety by reference to the Form of Severance Benefits Letter filed as an exhibit to our Form 10-K. The description of the Mr. Neumann’s employment agreement and the benefits payable thereunder is qualified in its entirety by reference to the Employment Agreement dated December 5, 2016 between PCTEL, Inc. and David A. Neumann filed as an exhibit to our Form 10-K.

The table below summarizes the severance and Change of Control benefits for our Named Executive Officers as of December 31, 2020:

	Severance Benefits (i.e., Involuntary Termination Unrelated Related to a Change of Control)						Change of Control Benefits (i.e., Involuntary Termination Within 12 Months of a Change of Control)
Name	Salary Continuation	Short-Term Incentive Plan		Healthcare (in months)	Acceleration of Unvested Options	Acceleration of Unvested Restricted Shares(1)	Multiple of Annual Salary (Paid in Lump Sum)	Healthcare (in months)	Acceleration of Unvested Options	Acceleration of Unvested Restricted Shares(2)
David A. Neumann	12 months	Pro-Rata	(3)	Up to 12 months	100%	100%	2.25x	Up to 12 months	100%	100%
Rishi Bharadwaj	12 months	—		Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%
Arnt Arvik	12 months	—		Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%

(1)

The occurrence of an involuntary termination (other than for cause, death or disability) or a Voluntary Termination for Good Reason (as defined in the severance benefits letter) of an NEO (other than the CEO) in 2020 would have resulted in service-based restricted shares partially accelerating as if the NEO had continued to be employed for 12 months. The occurrence of an involuntary termination (other than for cause) or a Voluntary Termination for Good Reason (as defined in the CEO’s employment agreement) of the CEO in 2020 would have resulted in an immediate vesting of all unvested service-based equity awards, and performance-based equity awards would vest and pay out in accordance with the terms thereof on a pro-rated basis for the period of his employment.

(2)

Upon the occurrence of a Change of Control, performance-based equity awards will automatically convert into service-based equity awards with no performance contingencies but with monthly vesting over the performance period; however, in the event of the involuntary termination (other than for cause, death or disability) or Voluntary Termination for Good Reason (as defined in the applicable management retention agreement) of any NEO within 12 months following a Change of Control, all such NEO’s equity awards will immediately vest.

(3)

Under his employment agreement, Mr. Neumann would receive a short-term incentive payment under the 2020 Short-Term Incentive Plan based upon the Company’s actual performance for the performance period pro-rated for the period of employment.

HOUSEHOLDING OF ANNUAL PROXY MATERIALS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please (i) visit www.proxyvote.com, (ii) call 1-800-579-1639, or (iii) send an email to sendmaterial@proxyvote.com. If sending an email, please include the 16-digit control number indicated on the Notice of Availability.

ANNUAL REPORTS

Our 2021 Annual Report to Stockholders, which includes our annual report on Form 10-K and consolidated financial statements for the fiscal year ended December 31, 2020, is available on our website at https://investor.pctel.com/annual-meeting. You may send a written request to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Shelley J. Bacastow, Company Secretary or to company.secretary@pctel.com, and a copy of our 2021 Annual Report will be sent to you without charge.

OTHER MATTERS

We know of no further matters to be submitted at the meeting. If any other matter is properly presented for a vote at the annual meeting, proxies will be voted in the sole discretion of the proxy holders.

THE BOARD OF DIRECTORS

Dated: April 12, 2021

VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PCTEL, INC. During The Meeting - Go to www.virtualshareholdermeeting.com/PCTI2021 471 BRIGHTON DRIVE BLOOMINGDALE, IL 60108 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Cindy K. Andreotti 02) Cynthia A. Keith The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Non-binding advisory vote to approve the Company’s named executive officer compensation. 0 0 0 3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 0 0 0 NOTE: Giving your proxy also means that you authorize the persons named as proxies to vote in their discretion on any other matter properly presented at the meeting or any postponement or adjournment thereof. . 177 . 0 . 0 R1 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000504570 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com . PCTEL, INC. Annual Meeting of Stockholders May 26, 2021 at 11:00 AM Central Time This proxy is solicited by the Board of Directors The stockholders hereby appoint David A. Neumann and Kevin J. McGowan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PCTEL, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Central Time on May 26, 2021, via live audiocast at www.virtualshareholdermeeting.com/PCTI2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R1.0.0.177 _ 2 0000504570 Continued and to be signed on reverse side